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                                                                    Exhibit 23.2


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Internet Capital Group, Inc.

We consent to incorporation by reference in the Registration Statements
(Nos. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499,
333-75501, 333-86777, 333-65092, 333-73284, 333-103976, and 333-69246) on Form
S-8 and in the Registration Statements (Nos. 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our reports dated
March 9, 2004 with respect to the consolidated balance sheets of Internet Capital Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, which reports are incorporated by reference in the December 31, 2003 annual report on Form 10-K of Safeguard Scientifics, Inc.

Our report dated March 9, 2004 contains an explanatory paragraph that describes Internet Capital Group, Inc.'s change in its method of accounting for goodwill and accounting for notes receivable from stockholders in 2002 and derivatives in 2001.



                                                      /s/ KPMG LLP


Philadelphia, Pennsylvania
March 15, 2004